EXHIBIT 10.4
EXECUTION VERSION

AMENDMENT NO. 1 TO MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 27, 2022, to the MASTER MOTOR VEHICLE OPERATING LEASE AND SERVICING AGREEMENT, dated as of June 29, 2021
(as amended, restated, supplemented, or otherwise modified from time to time, the “Lease”), by and among HERTZ VEHICLE FINANCING III LLC, a special purpose limited liability company established under the laws of Delaware (the “Lessor”), THE HERTZ CORPORATION, a corporation established under the laws of Delaware (“THC”), as a Lessee, Servicer (in such capacity, the “Servicer”) and Guarantor, DTG OPERATIONS, INC., an Oklahoma corporation (“DTG”), as a lessee and those various Permitted Lessees from time to time becoming Lessees thereunder (each, an “Additional Lessee”), as lessees (THC, DTG and the Additional Lessees, in their capacities as lessees, each a “Lessee” and, collectively, the “Lessees”).

WITNESSETH:

WHEREAS, Section 21 (Modification and Severability) of the Lease permits the Lessor, the Servicer and the Lessee to amend the Lease in writing, with the consent of the Lessor, the Servicer and each Lessee, subject to certain conditions set forth in the Lease;

WHEREAS, Section 12.8 (Amendments and Waivers to Related Documents) of the Base Indenture, dated as of June 29, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), by and among the Lessor, as Issuer and The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), permits the Issuer and the Trustee to amend the Lease in writing, with the consent of the Majority Indenture Investors, subject to certain conditions set forth in the Base Indenture;

WHEREAS, pursuant to the Consent Solicitation Statement, dated May 20, 2022 (as supplemented by Supplement No.1 to Consent Solicitation Statement, dated June 1, 2022 and as further amended or supplemented, the “Statement”), the Issuer has solicited consents from the Noteholders (the “Solicitation”) to amend the Lease as set forth herein (collectively, the “Amendments”);

WHEREAS, the Issuer has received and delivered to the Trustee evidence of the requisite consents to effect the Amendments under the Base Indenture; and

WHEREAS, the parties hereto desire, in accordance with Section 21 (Modification and Severability) of the Lease, to amend the Lease as provided herein;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in (or by reference in) Schedule I to the Base Indenture or in (or by reference in) Schedule I to the Lease, as applicable.

2. Amendments to the Lease. Pursuant to Section 21 (Modification and Severability) of the Lease, the Lessor, the Servicer and each Lessee hereby agree to amend the Lease (the “Amendment”) as follows, with deletions of the stricken text (indicated in the same manner as the following example: ~~stricken~~

~~text~~) and the addition of the inserted text (indicated in the same manner as the following example: inserted text.

(a)The definition of “Maximum Lease Termination Date” in Schedule I to the Lease is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:

““Maximum Lease Termination Date” means, (i) with respect to any Lease Vehicle that is a passenger automobile, van or light-duty truck, the earlier of (x) the last Business Day of the month that is ~~48~~ 60 months after the month in which the Vehicle Operating Lease Commencement Date occurs with respect to such Lease Vehicle and (y) the last Business Day of the month that is 72 months after December 31 of the calendar year prior to the model year of such Lease Vehicle and (ii) with respect to any Lease Vehicle that is a medium-duty truck, the last business day of the month that is eighty-four (84) months after December 31 of the calendar year prior to the model year of such medium-duty truck.”
(b)The definition of “Depreciation Charge” in Schedule I to the Lease is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:

““Depreciation Charge” means, as of any date of determination, with respect to any Lease Vehicle that is a:

(a)Non-Program Vehicle (other than a medium-duty truck or a vehicle manufactured by Tesla), as of such date: an amount determined in accordance with GAAP according to the type of such Non-Program Vehicle; provided that the Depreciation Charge shall not be less than (A) 1.67% for each Non-Program Vehicle at any time the Market Value Average is less than 105%, (B) 1.00% for each Non-Program Vehicle at any time the Market Value Average is equal to or greater than 105% and less than 110% and (C) 0.50% for each Non-Program Vehicle at any time the Market Value Average is equal to or greater than 110%; provided, further, that no individual Non-Program Vehicle will be depreciated at a rate lower than (A) 1.67% at any time the Market Value of such Non-Program Vehicle is less than 105% of the Net Book Value of such Non-Program Vehicle or (B) 1.00% at any time the Market Value of such Non-Program Vehicle is less than 110% of the Net Book Value of such Non- Program Vehicle;

(b)Program Vehicle and such date occurs during the Estimation Period for such Lease Vehicle, if any: the Initially Estimated Depreciation Charge with respect to such Lease Vehicle, as of such date;

(c)Program Vehicle and such date does not occur during the Estimation Period, if any, for such Lease Vehicle: the depreciation charge (expressed as a monthly dollar amount) set forth in the related Manufacturer Program for such Lease Vehicle for such date; ~~and~~

(d)Non-Program Vehicle that is a vehicle manufactured by Tesla, an amount determined in accordance with GAAP for each such vehicle, at least equal to either (A) the percentage set forth in the table below or (B) any other percentage(s) that may be proposed by HVF III or the Servicer that satisfies the Rating Agency Condition, which percentage shall not be less than the

Depreciation Charge for a Non-Program Vehicle calculated in clause (a) above; and

Age (in months)	Depreciation Charge
0 to 12 months	2.00%
13 to 24 months	2.00%
25 to 36 months	2.00%
37 to 48 months	2.00%
(e) Non-Program Vehicle that is a medium-duty truck: an amount determined in accordance with GAAP for each medium-duty truck at least equal to the percentage set forth in the table below:

Age (in months)	Depreciation Charge
0 to 12 months	2.75%
13 to 24 months	1.42%
> 24 months	0.58%
”
(c)The definition of “Initial Depreciation Charge” is hereby added to Schedule I of the Lease in alphabetical order as indicated below:

““Initial Depreciation Charge” means, as of any date of determination that occurs on the first Vehicle Operating Lease Commencement Date with respect to any Lease Vehicle identified below or identified by HVF III or the Servicer from time to time, an amount at least equal to either (A) the percentage of Capitalized Cost for such Lease Vehicle set forth in the table below or (B) any other percentage(s) of Capitalized Cost for such Lease Vehicle that may be proposed by HVF III or the Servicer that satisfies the Rating Agency Condition, which percentage shall not be less than 0.00%:

Vehicle Type	Initial Depreciation Charge
Non-Program Vehicles not manufactured by Tesla	0.00%
Program Vehicles	0.00%
Non-Program Vehicles manufactured by Tesla	5.00%
Any other Non-Program Vehicles specified by the Administrator	An amount, not less than 0.00%, specified by the Administrator to the Trustee
”
(d)The definition of “Accumulated Depreciation” in Schedule I to the Lease is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:

““Accumulated Depreciation” means, with respect to any Lease Vehicle, as of any date of determination:

(a) the sum of:
(i) all Monthly Base Rent with respect to such Lease Vehicle paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs,
(ii)the Final Base Rent with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iii)the Pre-VOLCD Program Vehicle Depreciation Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease on or prior to the Payment Date occurring in the calendar month immediately following such date,
(iv)all Redesignation to Non-Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs, ~~and~~
(v)the Program Vehicle Depreciation Assumption True-Up Amount with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease by the applicable Lessee on or prior to the Payment Date occurring in the calendar month immediately following such date; ~~minus~~ and
(vi)the Initial Depreciation Charge with respect to such Lease Vehicle;
minus
(b) the sum of all Redesignation to Program Amounts with respect to such Lease Vehicle, if any, paid or payable (since such Lease Vehicle’s most recent Vehicle Operating Lease Commencement Date) under the Lease by the Lessor on or prior to the Payment Date occurring in the calendar month in which such date of determination occurs.”
3.Reference to and Effect on the Lease; Ratification.

(a)Except as specifically amended above, the Lease, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Lease, or constitute a waiver of any provision of any other agreement.

(c)Upon the effectiveness hereof, each reference in the Lease to “Lease”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Lease, and each reference in any other Related Document to “Lease”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Lease, shall mean and be a reference to the Lease as amended by this Amendment.

4. Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Amendment by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

5. Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

7. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

8. Effectiveness; Operative Date. This Amendment shall be effective upon (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding. Notwithstanding the foregoing sentence, the Amendments shall become operative only at such time when the payment for all the delivered consents accepted in the Solicitation have been paid in full pursuant to the Statement (the “Operative Date”), which is currently anticipated to be June 27, 2022. If the Operative Date does not occur on June 27, 2022, the Issuer shall notify the Trustee in writing.

9. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

10.Trustee Not Responsible. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

11.Conflicts. To the extent of any inconsistency between the terms of the Base Indenture, the Lease and this Amendment, the terms of this Amendment will control.

12.Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments to the Lease as set forth herein.

13.Successors. All covenants and agreements in this Amendment by the parties hereto shall bind their respective successors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING III LLC, as Lessor

By:        /s/ Colleen Batcheler     Name: Colleen Batcheler
Title:    Vice President, General Counsel and Secretary

Signature Page to Master Motor Vehicle Operating Lease and Servicing Agreement

THE HERTZ CORPORATION, as Lessee and Servicer

By:        /s/ Colleen Batcheler     Name: Colleen Batcheler
Title:    Executive Vice President, General Counsel and Secretary

Signature Page to Master Motor Vehicle Operating Lease and Servicing Agreement

DTG OPERATIONS, INC., as Lessee

By:        /s/ Colleen Batcheler     Name: Colleen Batcheler
Title:    Vice President, General Counsel and Secretary

Signature Page to Master Motor Vehicle Operating Lease and Servicing Agreement